Quantum Reports Fourth Quarter and Fiscal 2022 Results

Fourth Quarter Revenue of $95.2 Million Exceeds Preliminary Results;
Fiscal 2022 Recurring Revenue Totals $160.5 Million

SAN JOSE, Calif. — June 8, 2022 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal fourth quarter and fiscal year 2022 ended March 31, 2022.

Fourth Quarter Fiscal 2022 Financial Summary and Recent Highlights

•Revenue increased 3.0% year-over-year to $95.2 million
•Backlog remained near record level of over $60 million
•Number of active subscription customers grew 39% sequentially and 190% year-over-year to 356
•Gross margin increased 110 basis points sequentially to 38.0%
•GAAP net loss was $7.8 million, or ($0.13) per share, improving sequentially and year-over-year
•Adjusted non-GAAP net loss was $2.8 million, or ($0.05) per share, achieving the high-end of guidance
•Adjusted EBITDA of $0.4 million, which was above the midpoint of guidance
•Strengthened balance sheet with oversubscribed Rights Offering, generating gross proceeds of $67.5 million, reducing outstanding debt and resetting all debt covenants to more favorable levels

“We made progressive improvements throughout the year to strengthen our business, highlighted by revenue for the fourth quarter exceeding our preliminary results,” stated Jamie Lerner, Chairman and CEO of Quantum. “Additionally, we continue to gain increasing momentum transitioning new and existing customers to our software subscription model as demonstrated by $7.4 million of subscription software Annual Recurring Revenue (ARR) and $160.5 million in high-value recurring revenue exiting the year.

“We have strengthened our balance sheet with the recent completion of an oversubscribed rights offering that enabled us to reduce debt, increase our cash position and reset all debt covenants to more favorable levels. With backlog at near record levels, we have aggressively implemented supply chain strategies that will help us increase our revenues and margins. We are also implementing a series of cost reduction programs that are focused on reduced spending and continued integration efforts related to the recent acquisitions, which we expect will decrease our current operating expense run-rate by $1.5 to $2.0 million per quarter by the second half of fiscal 2023.

“Our focus going forward is to drive improvement in adjusted EBITDA and expand earnings over the next four quarters through a combination of operational expense reductions, sales growth and margin expansion, and continued supply chain execution and cost management.”

Fourth Quarter Fiscal 2022 vs. Prior Quarter

Revenue for the fourth quarter fiscal 2022 was $95.2 million compared to $95.3 million in the prior quarter. Gross profit in the fourth quarter of fiscal 2022 was $36.2 million, or 38% of revenue, compared to $35.2 million, or 37% of revenue, in the third quarter of fiscal 2022.

Total GAAP operating expenses in the fourth quarter of fiscal 2022 were $41.8 million, or 44% of revenue, compared to $42.4 million, or 45% of revenue, in the prior quarter. Selling, general and administrative expenses were $28.3 million in the quarter, compared to $27.3 million in the third fiscal quarter 2022. Research and development expenses were $13.5 million in the fourth quarter of fiscal 2022, compared to $14.6 million in the prior quarter. Non-GAAP operating expenses in the fourth quarter of 2022 were $37.2 million, compared to $36.3 million in the prior quarter.

GAAP net loss in the fourth quarter of fiscal 2022 was $7.8 million, or ($0.13) per share, compared to a net loss of $11.1 million, or ($0.19) per share, in the third fiscal quarter 2022. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted loss in the fourth fiscal quarter of 2022 was $2.8 million, or ($0.05) per share, compared to adjusted net loss of $4.6 million, or ($0.08) per share, in the prior quarter.

Adjusted EBITDA in the fourth quarter of fiscal 2022 was $0.4 million, compared to $0.8 million in the prior quarter.

Fiscal 2022 vs. Prior Year

Revenue of $372.8 million for fiscal 2022 increased 6.7% year-over-year primarily driven by strong demand from hyperscale customers and expanded subscription software business. Gross profit in fiscal 2022 was $147.0 million, or 39.4% of revenue, compared to $150.8 million, or 43.1% of revenue, in the prior fiscal year.

Total GAAP operating expenses in fiscal 2022 were $160.9 million, or 43.1% of revenue, compared to $142.4 million, or 40.7% of revenue, in the prior fiscal year. The increase in fiscal 2022 operating expenses primarily reflected the addition of costs associated with the Company’s recent acquisitions. Selling, general and administrative expenses were $108.2 million in fiscal year 2022, compared to $96.9 million in the prior fiscal year. Research and development expenses were $51.8 million in fiscal 2022, compared to $41.7 million in fiscal 2021. Non-GAAP operating expenses in fiscal 2022 were $142.2 million, compared to $127.3 million in the prior fiscal year.

GAAP net loss in fiscal 2022 was $32.3 million, or ($0.55) per share, compared to a net loss of $35.5 million, or ($0.83) per share, in the prior fiscal year. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted net loss in fiscal year increased to $7.2 million, or ($0.12) per share, compared to an adjusted net loss of $4.9 million, or ($0.11) per share, in the prior year.

Adjusted EBITDA in fiscal 2022 decreased to $11.8 million, compared to $28.0 million in fiscal year 2021. The year-over-year decrease was driven by the impact of higher costs on gross margin associated with supply constraints, combined with the previously referenced increase in operating expenses.

For a full reconciliation of GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the financial reconciliation tables below.

Balance Sheet and Liquidity

•Cash and cash equivalents including restricted cash was $5.5 million as of March 31, 2022, compared to $33.1 million as of March 31, 2021.
◦Subsequent to the quarter end, the Company closed a Rights Offering with gross proceeds of $67.5 million, a significant portion of which was allocated to increasing the Company’s current cash balance.
•Outstanding long-term debt as of March 31, 2022 was $111.6 million, net of $4.9 million in unamortized debt issuance costs. This compares to $92.7 million of outstanding debt as of March 31, 2021, net of $9.7 million in unamortized debt issuance costs.
◦Subsequent to the quarter end, the Company used proceeds from the Rights Offering to pay down $20.0 million of outstanding long-term debt.
•Total interest expense was $2.5 million and $11.9 million for the three and twelve months ended March 31, 2022, respectively.

Outlook

Based on currently committed supply, the Company expects the following guidance range for the first fiscal quarter of 2023:

•Revenues of $94 million, plus or minus $3 million
•Non-GAAP adjusted net loss of ($3 million), plus or minus $1 million
•Non-GAAP adjusted net loss per share of ($0.04), plus or minus $0.01
•Adjusted EBITDA of breakeven, plus or minus $1 million

Conference Call and Webcast

Management will host a live conference call today, June 8, 2022, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering pass code 13729809. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at https://investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through June 15, 2022. To access the replay dial 1-877-660-6853 and enter the pass code 13729809 at the prompt. International callers should dial +1-201-612-7415 and enter the same passcode. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO) and the Russell 2000® Index. For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers, statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; continued progress in our business transformation; the anticipated impact and benefits of our Pivot3 and EnCloudEn acquisitions; the anticipated impact and benefits of the refinancing of our outstanding debt; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our Pivot3 and EnCloudEn acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on June 8, 2022. The Company does not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	March 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$5,210	$27,430
Restricted cash	283	707
Accounts receivable, net of allowance for doubtful accounts of $422 and $406, respectively	69,354	73,102
Manufacturing inventories	33,546	24,467
Service parts inventories	24,254	23,421
Prepaid expenses	7,853	3,893
Other current assets	4,697	3,046
Total current assets	145,197	156,066

Property and equipment, net	12,853	10,051
Intangible assets, net	9,584	5,037
Goodwill	12,969	3,466
Restricted cash	—	5,000
Right-of-use assets, net	11,107	9,383
Other long-term assets	9,925	5,921
Total assets	$201,635	$194,924
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$34,220	$35,245
Deferred revenue	86,517	84,027
Long-term debt, current portion	4,375	1,850
Accrued compensation	16,141	19,214
Other accrued liabilities	16,562	18,754
Total current liabilities	157,815	159,090
Deferred revenue	41,580	36,126
Revolving credit facility	17,735	—
Long-term debt, net of current portion	89,448	90,890
Operating lease liabilities	9,891	8,005
Other long-term liabilities	11,849	13,058
Total liabilities	328,318	307,169
Stockholders’ deficit
Preferred stock:
Preferred stock, 20,000 shares authorized; no shares issued as of March 31, 2022 and 2021	—	—
Common stock:
Common stock, $0.01 par value; 125,000 shares authorized; 60,433 and 56,915 shares issued and outstanding at March 31, 2022 and 2021, respectively	605	570
Additional paid-in capital	645,038	626,664
Accumulated deficit	(770,903)	(738,623)
Accumulated other comprehensive loss	(1,423)	(856)
Total stockholders' deficit	(126,683)	(112,245)
Total liabilities and stockholders' deficit	$201,635	$194,924

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021
Revenue
Product	$58,454	$56,250	$223,761	$209,808
Service and subscription	33,337	31,855	133,689	124,904
Royalty	3,414	4,321	15,377	14,864
Total revenue	95,205	92,426	372,827	349,576
Cost of revenue
Product	44,798	41,567	169,780	150,257
Service and subscription	14,248	11,940	56,012	48,566
Total cost of revenue	59,046	53,507	225,792	198,823
Gross profit	36,159	38,919	147,035	150,753
Operating expenses
Research and development	13,525	11,694	51,812	41,703
Sales and marketing	16,828	14,915	62,957	54,945
General and administrative	11,425	9,140	45,256	42,001
Restructuring charges	—	865	850	3,701
Total operating expenses	41,778	36,614	160,875	142,350
Income (loss) from operations	(5,619)	2,305	(13,840)	8,403
Other expense, net	(28)	84	(251)	(1,312)
Interest expense	(2,502)	(5,699)	(11,888)	(27,522)
Loss on debt extinguishment, net	—	(14,789)	(4,960)	(14,789)
Net loss before income taxes	(8,149)	(18,099)	(30,939)	(35,220)
Income tax provision	(336)	(638)	1,341	239
Net loss	$(7,813)	$(17,461)	$(32,280)	$(35,459)

Net loss per share - basic and diluted	$(0.13)	$(0.35)	$(0.55)	$(0.83)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Year Ended March 31,
	2022	2021
Operating activities
Net loss	$(32,280)	$(35,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,418	5,697
Amortization of debt issuance costs	2,414	6,301
Long-term debt related costs	8,471	167
Provision for manufacturing and service inventories	5,740	6,334
Gain on PPP loan extinguishment	(10,000)	—
Stock-based compensation	13,829	9,624
Non-cash income tax benefit	—	(577)
Non-cash loss on debt extinguishment	—	10,087
Other non-cash	(832)	704
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	3,651	(1,625)
Manufacturing inventories	(12,069)	924
Service parts inventories	(4,400)	(5,879)
Accounts payable	(1,939)	(1,994)
Deferred revenue	(2,514)	418
Accrued restructuring charges	(580)	580
Accrued compensation	(3,073)	4,257
Prepaid expenses and other assets	(6,561)	2,215
Other liabilities	(3,003)	(2,541)
Net cash used in operating activities	(33,728)	(767)
Investing activities
Purchases of property and equipment	(6,316)	(6,931)
Business acquisitions	(7,808)	(2,655)
Net cash provided by (used in) investing activities	(14,124)	(9,586)
Financing activities
Borrowings of long-term debt	94,961	19,400
Repayments of long-term debt	(94,301)	(92,782)
Borrowings of credit facility	309,000	309,920
Repayments of credit facility	(291,265)	(313,065)
Borrowings of paycheck protection program	—	10,000
Proceeds from secondary offering, net	—	96,756
Payment of taxes due upon vesting of restricted stock	—	(236)
Proceeds from issuance of common stock	1,762	1,335
Net cash provided by financing activities	20,157	31,328
Effect of exchange rate changes on cash and cash equivalents	51	(108)
Net change in cash, cash equivalents, and restricted cash	(27,644)	20,867
Cash, cash equivalents, and restricted cash at beginning of period	33,137	12,270
Cash, cash equivalents, and restricted cash at end of period	$5,493	$33,137

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, or (9) and acquisition-related amortization of intangibles assets from business combinations.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, or (6) acquisition-related amortization of intangibles assets from business combinations.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net loss	$(7,814)	$(17,461)	$(32,280)	$(35,458)
Interest expense, net	2,502	5,699	11,889	27,522
Provision for income taxes	(336)	(638)	1,342	239
Depreciation expense	1,099	1,193	5,757	5,091
Stock-based compensation expense	3,249	3,197	13,829	9,624
Restructuring charges	—	865	850	3,701
Loss on extinguishment of Senior Secured Term Loan	—	14,789	14,960	14,789
Gain on PPP loan forgiveness	—	—	(10,000)	—
Amortization of acquisition related intangible assets	1,524	563	3,661	563
Acquisition-related costs	201	59	1,562	452
Long-term debt related costs	—	38	263	1,416
Adjusted EBITDA	$425	$8,304	$11,833	$27,939

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net loss	$(7,814)	$(17,461)	$(32,280)	$(35,458)
Stock-based compensation	3,249	3,197	13,829	9,624
Restructuring charges	—	865	850	3,701
Loss on extinguishment of Senior Secured Term Loan	—	14,789	14,960	14,789
Gain on PPP loan forgiveness	—	—	(10,000)	—
Amortization of acquisition related intangible assets	1,524	563	3,661	563
Acquisition-related costs	201	59	1,562	452
Long-term debt related costs	—	38	263	1,416
Adjusted net income (loss)	$(2,840)	$2,050	$(7,155)	$(4,913)

Adjusted Net Income (Loss) per share:
Basic	$(0.05)	$0.04	$(0.12)	$(0.11)
Diluted	$(0.04)	$0.03	$(0.11)	$(0.11)
Weighted average shares outstanding:
Basic	60,313	50,424	58,871	42,852
Diluted	66,452	61,359	67,783	42,852